Exhibit 10.1

EXCHANGE AGREEMENT
among
KAYLARE HOLDINGS, LTD.,
HH KAYLARE HOLDINGS, LTD.,
HILLHOUSE FUND III, L.P
TRIDENT V, L.P.,
TRIDENT V PARALLEL FUND, L.P.,
TRIDENT V PROFESSIONALS FUND, L.P.,
SOURIS PARTNERS, LLC
and
ENSTAR GROUP LIMITED
February 2, 2018

EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is dated as of February 2, 2018, by and among Enstar Group Limited (“Enstar”), KaylaRe Holdings, Ltd. (“KaylaRe”), HH KaylaRe Holdings, Ltd. (“HH”), Hillhouse Fund III, L.P. (“HH Fund”), Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, “Trident”) and Souris Partners, LLC (“Dowling”). HH, Trident and Dowling are collectively referred to herein as the “Shareholders.” Cavello Bay Reinsurance Limited, an affiliate of Enstar (“Cavello”), is also a party to this Agreement for the sole purpose of consenting to the terms of Section 4.3 hereof.
WHEREAS, Cavello and the Shareholders presently hold common shares (the “KaylaRe Shares”) of KaylaRe Holdings Ltd. (“KaylaRe”) and warrants to purchase KaylaRe Shares (the “Founder Warrants”);
WHEREAS, KaylaRe also has an obligation to issue warrants to purchase KaylaRe Shares to HH (the “HH Warrants”) pursuant to the Warrant Purchase Agreement by and among KaylaRe and HH dated as of December 14, 2016 (the “Warrant Purchase Agreement”);
WHEREAS, the Shareholders desire to transfer to Enstar, and Enstar desires to acquire from the Shareholders, all of the issued and outstanding KaylaRe Shares owned by the Shareholders, and HH desires to transfer to Enstar, and Enstar desires to acquire from HH, all of HH’s rights to and interest in the HH Warrants, in each case, in consideration for newly issued ordinary shares of Enstar (the “Enstar Shares”) as more specifically provided herein (such exchange, the “Transaction”); and
WHEREAS, the parties hereto desire to cancel the outstanding Founder Warrants for no consideration.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I    DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.
“Closing” means the closing of the Transaction as set forth on Schedule 1.
“Closing Date” means the date on which the Closing occurs.
“Confidential Information” means all information of any nature and in any form, including, in writing or orally or in a visual or electronic form or in a magnetic or digital form relating directly or indirectly to: (i) the provisions of this Agreement; (ii) the discussions and negotiations in respect of this Agreement or the Transaction; (iii) Enstar, any of its subsidiaries, and their respective businesses and assets; provided, however, that “Confidential Information” excludes any information that at the date of disclosure by or on behalf of a party is publicly known or at any time after that date becomes publicly known, in each case, through no fault of the party to whom such information was disclosed.
“Enstar Material Adverse Effect” means any material adverse change or any development that could reasonably be expected to result in a material adverse change in the financial condition, results of operations, business or properties of Enstar and its subsidiaries taken as a whole; provided, however, that an Enstar Material Adverse Effect shall not include any material and adverse change on the foregoing to the extent such material and adverse change results from, arises out of, or relates to (x) a general deterioration in economic or political conditions or changes in the general state of the industries in which Enstar or its subsidiaries operate, except to the extent that Enstar or its subsidiaries are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of war or the occurrence of any other calamity or crisis, including natural disasters or acts of terrorism, or (z) any change in accounting requirements or principles imposed upon Enstar or its subsidiaries or any change in Applicable Law or the interpretation thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” means generally accepted accounting principles in the Unites States as in effect from time to time.
“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, court, tribunal or arbitrator, or any self-regulatory organization.
“Investment Management Agreement” means that certain Investment Management Agreement dated as of December 14, 2016 by and between Hillhouse InRe Fund, L.P. and Hillhouse Capital Management, Ltd.
“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right except for any lien, charge, security interest, encumbrance, right of first refusal, or preemptive right pursuant to any Applicable Law, the Shareholders’ Agreement, or the organizational documents of KaylaRe.
“Material Contract” means any contract filed as an exhibit to (i) Enstar’s Form 10-K for the year ended December 31, 2016, (ii) Enstar’s Form 10-Qs for the quarters ended March 31, 2017 and September 30, 2017, or (iii) Enstar’s Form 8-K filed with the SEC on January 4, 2018.
“Nasdaq” means the Nasdaq Global Select Market (or any successor thereto).
“Non-Voting Shares” means Enstar’s Series E non-voting ordinary shares, par value $1.00 per share, with such terms set forth in Enstar’s Fourth Amended and Restated Bye-Laws.
“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.
“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, limited partnership or other entity.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shareholders’ Agreement” means the Shareholders’ Agreement of KaylaRe, dated as of December 14, 2016, by and among KaylaRe, KaylaRe Ltd., Enstar and the Shareholders party thereto.
“Voting Shares” means Enstar’s voting ordinary shares, par value $1.00 per share.
ARTICLE II    EXCHANGES
2.1    Agreement to Exchange.
(a)    At the Closing:
(i)    Enstar shall issue to each of the Shareholders (subject to Section 2.1(b)) the number and class of Enstar Shares as set forth on Schedule 1, and (A) each Shareholder shall, in exchange therefor, transfer to Enstar, severally and not jointly, the number of KaylaRe Shares as set forth opposite such Shareholder’s name on Schedule 1 and (B) HH shall assign all of its rights to and interest in the HH Warrants to Enstar and agree to cancel the Warrant Purchase Agreement pursuant to a Warrant

Assignment and Termination Agreement in the form reasonably agreed between HH and Enstar (the “Warrant Assignment and Termination Agreement”); and
(ii)    all Founder Warrants shall be canceled for no consideration.
(b)    HH hereby assigns its right to receive the Enstar Shares set forth in Section 2.1(a)(i) to HH Fund, and Enstar shall issue such Enstar Shares to HH Fund in lieu of and in full satisfaction of Enstar’s obligations to HH under Section 2.1(a)(i).
2.2    Closing. The Closing shall occur on the date hereof or promptly thereafter (and in any event within three business days following the satisfaction of the conditions set forth in Section 2.4 if such conditions are not satisfied prior to the execution of this Agreement). The Closing shall occur at the offices of Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103, or such other location as the parties shall mutually agree.
2.3    Deliveries.
(a)    On or prior to the Closing Date, Enstar shall deliver or cause to be delivered to each Shareholder the following:
(i)    irrevocable instructions to the transfer agent for the Voting Shares or Non-Voting Shares, as applicable, to issue the Enstar Shares as set forth on Schedule 1 (subject to Section 2.1(b)), being acquired by such Shareholder on the Closing Date in book entry form unless a physical certificate is requested by such Shareholder, registered in the name of such Shareholder as set forth on the signature pages hereto; and
(ii)    such other documents relating to the Transactions as the Shareholders or their counsel may reasonably request.
(b)    On or prior to the Closing Date, each Shareholder shall deliver or cause to be delivered to Enstar the following:
(i)    a duly executed share transfer form in favor of Enstar for the transfer of all of such Shareholder’s KaylaRe Shares in the form attached as Exhibit A hereto;
(ii)    original copies of the Founder Warrants issued to such Shareholder marked “cancelled”;
(iii)    letters of resignation from any representative of such Shareholder serving on the Board of Directors of KaylaRe or any of its subsidiaries; and
(iv)    such other documents relating to the Transaction as Enstar or its counsel may reasonably request.
(c)    On the Closing Date, HH shall deliver or cause to be delivered to Enstar the following:
(i)    a fully executed copy of the Amended and Restated Investment Management Agreement, in the form reasonably agreed between HH and Enstar;
(ii)    a duly executed Warrant Assignment and Termination Agreement; and
(iii)    a duly executed copy of the Second Amended and Restated Agreement of Exempted Limited Partnership of Hillhouse InRe Fund, L.P in the form reasonably agreed between Enstar and HH.
2.4    Closing Conditions.
(a)    The obligations of Enstar hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of the Shareholders and HH Fund contained herein;
(ii)    all obligations, covenants and agreements of the Shareholders and HH Fund under this Agreement required to be performed at or prior to the Closing Date shall have been performed;
(iii)    the delivery by the Shareholders of the items set forth in Sections 2.3(b) and (c) of this Agreement;
(iv)    receipt by Enstar of any required approval from the Bermuda Monetary Authority to effect the Transaction; and
(v)    receipt by Enstar and HH Fund of the approvals from applicable regulators in the jurisdictions set forth on Exhibit B hereto to effect the Transaction.
(b)    The respective obligations of each Shareholder hereunder in connection with the Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of Enstar contained herein;
(ii)    all obligations, covenants and agreements of Enstar under this Agreement required to be performed at or prior to the Closing Date shall have been performed;
(iii)    the delivery by Enstar of the items required to be delivered to such Shareholder or HH Fund set forth in Section 2.3(a) of this Agreement;
(iv)    receipt by Enstar of any required approval from the Bermuda Monetary Authority to effect the Transaction; and
(v)    receipt by Enstar and HH Fund of the approvals from applicable regulators in the jurisdictions set forth on Exhibit B hereto to effect the Transaction.
ARTICLE III    REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of Enstar. Enstar hereby represents and warrants as of the date hereof and as of the Closing Date to each Shareholder and HH Fund as follows:
(a)    Existence; Good Standing. Enstar has been duly organized and is validly existing as an exempted company in good standing under the laws of Bermuda and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.
(b)    Authorization, Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by Enstar. Enstar has full right, power and authority to enter into and perform its obligations under this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of Enstar enforceable against Enstar in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(c)    Issuance of the Shares. The Enstar Shares to be issued to each Shareholder or HH Fund, when issued in accordance with the terms of this Agreement in consideration for receipt of the KaylaRe Shares and HH Warrants as set forth in this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by Enstar, except as set forth in Enstar’s Fourth Amended and Restated Bye-Laws.
(d)    No Conflict. The execution, delivery and performance by Enstar of this Agreement, and the issuance by Enstar of the Enstar Shares, do not and will not, assuming the accuracy of the representations and warranties of the Shareholders and HH Fund contained herein and the approval of the Transaction by the

Bermuda Monetary Authority and any applicable regulator(s) in the jurisdictions set forth on Exhibit B hereto, (i) violate any provision of any Law or Permit applicable to Enstar, (ii) result in a violation or breach of any provision of the Memorandum of Association or the Fourth Amended and Restated Bye-Laws of Enstar, or (iii) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Material Contract, except in the case of clauses (i) and (iii) where any such violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration would not be, individually or in the aggregate, reasonably likely to result in an Enstar Material Adverse Effect or reasonably be expected to adversely impact the Transaction.
(e)    Brokers. There is no broker, finder or other party that is entitled to receive from Enstar any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(f)    SEC Reports. Since January 1, 2017, Enstar has timely filed with the SEC all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “SEC Reports”). The SEC Reports, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent superseded by a subsequently filed SEC Report filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus or prospectus supplement) not misleading, (b) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (d) in the case of the Financial Statements, were prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC with respect to interim financial statements).
(g)    Investment Representations. Enstar understands that the KaylaRe Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable securities laws. Enstar also understands that the KaylaRe Shares are being sold by the Shareholders pursuant to exemptions from registration contained in the Securities Act and other applicable securities laws based in part upon Enstar’s representations contained in this Agreement and that the KaylaRe Shares must continue to be held by Enstar unless a subsequent disposition thereof is registered under the Securities Act and any other applicable securities laws or is exempt from such registration. Enstar further understands that a legend will be placed on any certificate or certificates evidencing the KaylaRe Shares stating that such Shares have not been registered under the Securities Act or any other applicable securities laws and such KaylaRe Shares are subject to restrictions on transferability and sale.
(h)    Investment Purpose. Enstar is acquiring the KaylaRe Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of the KaylaRe Shares, and Enstar has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act or any other applicable securities laws. Enstar has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the KaylaRe Shares.
(i)    Shareholder Status. Enstar is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional Buyer” as defined in Rule 144A(a) under the Securities Act.
(j)    Economic Risk. Enstar has been afforded the opportunity to receive information from, and to ask questions of and receive answers from the management of, KaylaRe concerning KaylaRe so as to allow it to make an informed investment decision prior to its acquisition of the KaylaRe Shares in the Transaction and has sufficient knowledge, sophistication and experience in financial and business matters so as to be able to evaluate the risks and merits of its investment in KaylaRe. Enstar’s financial condition is such that it is able to bear the risk of holding the KaylaRe Shares for an indefinite period of time and the risk of loss of its entire investment in the KaylaRe Shares.

(k)    Access to Information. Enstar acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of KaylaRe and the Shareholders concerning the terms and conditions of the Transaction and the merits and risks of investing in the KaylaRe Shares; (ii) access to information about KaylaRe and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that KaylaRe and the Shareholders possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the KaylaRe Shares. Enstar acknowledges that (i) the exchange ratio of the KaylaRe Shares and the Enstar Shares represents a negotiated price between sophisticated parties; and (ii) no representation or warranty as to the current or future fair market value of the KaylaRe Shares has been made.
3.2    Representations and Warranties of the Shareholders and HH Fund. Each Shareholder and HH Fund, as applicable, severally and not jointly, hereby severally represents and warrants as of the date hereof and as of the Closing Date to Enstar as follows:
(a)    Existence; Good Standing. Such Shareholder or HH Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.
(b)    Authorization, Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by such Shareholder or HH Fund. Such Shareholder or HH Fund has full right, power and authority to enter into and perform its obligations under this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Shareholder or HH Fund enforceable against such Shareholder or HH Fund in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(c)    Title to KaylaRe Shares and HH Warrants. Each Shareholder is the record owner (legally and beneficially) of, and has good and marketable title to, the KaylaRe Shares set forth opposite such Shareholder’s name on Schedule 1, free and clear of all Liens. At the Closing, each Shareholder shall deliver to Enstar good and marketable title to such KaylaRe Shares, free and clear of all Liens. HH has a legal and valid interest to receive the HH Warrants and, at the Closing, HH will assign and transfer that interest to Enstar, free and clear of all Liens, and HH will have no further rights or interest in the HH Warrants or under the Warrant Purchase Agreement.
(d)    No Conflicts. The execution, delivery or performance by such Shareholder or HH Fund of this Agreement do not and will not, assuming the accuracy of the representations and warranties of Enstar contained herein and the approval of the Transaction by the Bermuda Monetary Authority and any applicable regulator(s) in the jurisdictions set forth on Exhibit B hereto, (i) violate any provision of any Law or Permit applicable to such Shareholder or HH Fund; (ii) result in a violation or breach of any provision of the organizational documents of such Shareholder or HH Fund; or (iii) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material contract to which such Shareholder or HH Fund is a party, except in the case of clauses (i) and (iii) where any such violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration would not reasonably be expected to adversely impact the Transaction.
(e)    Brokers. There is no broker, finder or other party that is entitled to receive from the Shareholders or HH Fund any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(f)    Investment Representations. Such Shareholder or HH Fund understands that the Enstar Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable securities laws. Such Shareholder or HH Fund also understands that the Enstar Shares are being issued pursuant to exemptions from registration contained in the Securities Act and other applicable securities laws based in part upon such Shareholder’s or HH Fund’s representations contained in this Agreement and that the Enstar Shares must continue to be held by such Shareholder or HH Fund unless a subsequent disposition thereof is registered under the Securities Act and any other applicable securities laws or is exempt from such registration. Such Shareholder or HH Fund further understands that a legend will be placed on any certificate or certificates evidencing the Enstar Shares stating that such Shares have not been registered under the Securities Act or any other applicable securities laws and such Enstar Shares are subject to restrictions on transferability and sale. Such Shareholder or HH Fund understands that Enstar has no obligation to register the offer, sale or resale of the Enstar Shares.
(g)    Investment Purpose. Such Shareholder or HH Fund is acquiring the Enstar Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of the Enstar Shares, and such Shareholder or HH Fund has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act or any other applicable securities laws. Such Shareholder or HH Fund has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Enstar Shares.
(h)    Shareholder Status. Such Shareholder or HH Fund is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional Buyer” as defined in Rule 144A(a) under the Securities Act.
(i)    Economic Risk. Such Shareholder or HH Fund has been afforded the opportunity to receive information from, and to ask questions of and receive answers from the management of, Enstar concerning Enstar so as to allow it to make an informed investment decision prior to its acquisition of the Enstar Shares in the Transaction and has sufficient knowledge, sophistication and experience in financial and business matters so as to be able to evaluate the risks and merits of its investment in Enstar.  Such Shareholder’s of HH Fund’s financial condition is such that it is able to bear the risk of holding the Enstar Shares for an indefinite period of time and the risk of loss of its entire investment in the Enstar Shares.
(j)    Access to Information. Such Shareholder or HH Fund acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Enstar concerning the terms and conditions of the Transaction and the merits and risks of investing in the Enstar Shares; (ii) access to information about Enstar and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Enstar possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Enstar Shares. Such Shareholder or HH Fund acknowledges that (i) the exchange ratio of the KaylaRe Shares and the Enstar Shares represents a negotiated price between sophisticated parties; and (ii) no representation or warranty as to the current or future fair market value of the Enstar Shares has been made.
(k)    Company Information. Each Shareholder or HH Fund acknowledges that Enstar may possess or receive or may have received, may have access to, and may be in possession of material, non-public, confidential information concerning the Enstar Shares, the KaylaRe Shares, Enstar, KaylaRe, and their respective affiliates’ financial condition, results of operations, businesses, properties, active or pending litigation, assets, liabilities, management, projections, appraisals, plans and prospects (“Company Information”), that has not been disclosed to one or more Shareholders or HH Fund. The Company Information may have an effect on the value of the Enstar Shares or the KaylaRe Shares, or be indicative of a value of the Enstar Shares or the KaylaRe Shares, that is substantially different from that reflected by the exchange ratio contemplated in this Transaction. Each Shareholder and HH Fund expressly waive and release Enstar and its affiliates from any and all claims and liabilities arising from Enstar’s failure to disclose, or each of the Shareholders’ or HH Fund’s failure to obtain and review, the Company Information.  Furthermore, each Shareholder and HH Fund expressly agree not to make any claim or demand or bring any action against Enstar in respect of the transactions contemplated hereby relating to Enstar’s failure to disclose, or such Shareholder’s or HH Fund’s failure to obtain and review, such Company Information; provided, however, that each Shareholder and HH Fund expressly acknowledge and agree that nothing herein shall be deemed, interpreted or construed as an admission that Enstar possesses or has knowledge of any Company Information. Each Shareholder and HH Fund acknowledges that Enstar is relying on the Shareholders’ and HH Fund’s representations, warranties, agreements and acknowledgments set forth in this Agreement in engaging in the Transaction, and would not engage in such Transaction in the absence of such representations, warranties, agreements and acknowledgements.

ARTICLE IV    OTHER AGREEMENTS OF THE PARTIES
4.1    Transfer Restrictions. Each Shareholder and HH Fund acknowledge and understand, severally and not jointly, that (i) the Enstar Shares may only be disposed of in compliance with applicable securities laws and (ii) in connection with any transfer of Enstar Shares other than pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act and other applicable securities laws, Enstar may require the transferor thereof to provide to Enstar an opinion of counsel selected by the transferor and reasonably acceptable to Enstar, the form and substance of which opinion shall be reasonably satisfactory to Enstar, to the effect that such transfer does not require registration of such transferred Enstar Shares under the Securities Act or other applicable securities laws. The Shareholders and HH Fund agree that any certificate representing the Enstar Shares will bear a legend conspicuously thereon to the following effect:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”
4.2    Confidentiality. Each Shareholder and HH Fund (including their respective managers, directors, officers, employees, agents and other representatives) agree to retain in confidence all Confidential Information, and will not disclose to any third party, or permit the disclosure to any third party of, any Confidential Information. No Shareholder or HH Fund shall disclose any Confidential Information to any of their respective managers, directors, officers, employees, agents or other representatives except as necessary for purposes of consummating the Transaction or as required by Applicable Law. Without the prior written consent of HH, none of the parties shall use, publish, reproduce, or refer to the name of Hillhouse, its affiliates and/or controlling persons, or the name “Hillhouse,” “高‚瓴,” “Gaoling,” “Lei Zhang” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Notwithstanding the foregoing, the parties may make public disclosures (1) with the prior written consent of the other parties or (2) as required by Applicable Law or the rules and regulations of the SEC or Nasdaq; provided that any party under such requirement shall, to the extent reasonably practicable and not prohibited by such applicable law, judicial process, rules and regulations of any stock or securities exchange, or Governmental Authority, provide the other parties hereto with prompt written notice of such disclosure in order to give such other parties an opportunity to comment on any proposed disclosure (which comment shall be considered by such the applicable party in good faith). Further, Enstar shall be permitted to disclose the foregoing information to its finance providers and rating agencies for bona fide purposes subject to such finance providers and rating agencies being subject to customary confidentiality obligations, and the Shareholders and HH Fund shall be permitted to disclose Confidential Information to any of their respective direct or indirect shareholders, limited partners, or investors, whether existing or potential, provided that such shareholders, limited partners or investors are advised of the confidential nature of such information and are subject to typical obligations of confidentiality for investors in a private equity fund. Enstar, each Shareholder and HH Fund shall consult with each other prior to issuing any press releases or other public disclosure with respect to the Transaction, and no Shareholder or HH Fund shall issue any such press release or other public disclosure without the prior written consent of Enstar, which consent shall not unreasonably be withheld, except if such disclosure is required by Applicable Law, in which case the disclosing party shall promptly provide Enstar with prior notice of such public statement or communication.
4.3    Shareholders’ Agreement.
(a)    Effective as of the Closing, all rights and obligations of HH, Trident and Dowling under the Shareholders’ Agreement shall terminate, except that the rights and obligations under Section 5.04 (Confidentiality) and Section 7 (Tax Matters) shall continue to be in effect.
(b)    KaylaRe and Cavello hereby consent to the amendments to the Shareholders’ Agreement contemplated by this Section 4.3.
(c)    KaylaRe, Cavello, HH, Trident and Dowling hereby waive any past or future breach of any provision in the Shareholders’ Agreement or the Bye-Laws of KaylaRe requiring the affirmative consent of the Hillhouse Member, the Trident Members, a Special Majority or a Modified Special Majority (as such terms are defined in the Shareholders’ Agreement) with respect to any element of the Transaction.

4.4    Efforts to Consummate. Enstar, each of the Shareholders and HH Fund shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things necessary, proper or advisable under Applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and make effective the transactions contemplated by this Agreement as promptly as possible (including, without limitation, the satisfaction of applicable conditions set forth in Section 2.4).
4.5    Fees and Expenses. Whether or not the Closing occurs, except as set forth in Section 4.7, each party will pay its own fees, costs and expenses of its advisers, counsel, accountants and other experts, if any, and all other costs and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction. For the avoidance of doubt, each Shareholder and HH Fund will pay its own fees, costs and expenses as they relate to any necessary regulatory approvals.
4.6    Founder Warrants. KaylaRe hereby acknowledges that the Founder Warrants shall be cancelled as of the completion of the Closing.
4.7    Registration for Resale.
(a)    Within 90 days of the Closing Date, Enstar shall use its reasonable best efforts to amend its registration statement on Form S-3 previously filed with the SEC (No. 333-220889) (the “Shelf Registration Statement”) such that the Enstar Shares acquired pursuant to the Transaction by HH (or HH Fund) and Trident become registered for resale under the Shelf Registration Statement. Except as provided in Section 4.7(b) below, the registration of such Enstar Shares on the Shelf Registration Statement shall be subject to the terms and conditions of the existing registration rights agreements, as amended or modified, by and among Enstar and affiliates of HH and Trident, respectively, as if such Enstar Shares were registered pursuant to the “piggyback” registration rights under such agreements.
(b)    HH (or HH Fund, as applicable) and Trident agree, severally and not jointly, in proportion to the number of Enstar Shares being registered on the Shelf Registration Statement, to reimburse Enstar for all reasonable fees, costs and expenses incurred by Enstar in connection with amending its Shelf Registration Statement to add such shares, including all SEC filing fees and all fees, costs and expenses of Enstar’s transfer agent, legal counsel, auditors and other professional advisors or service firms (collectively, the “Shelf Registration Expenses”); provided, however, that the Shelf Registration Expenses to be reimbursed shall not exceed $150,000 in the aggregate.
ARTICLE V    TERMINATION
5.1    Optional Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated:
(a)    at any time at or prior to Closing by the Shareholders acting unanimously, upon a breach in any material respect by Enstar of any representation, warranty or covenant set forth in this Agreement; or
(b)    at any time prior to the Closing by Enstar upon a breach in any material respect by the Shareholders or HH Fund of any representation, warranty or covenant set forth in this Agreement.
5.2    Automatic Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the Transaction illegal.
5.3    Effect of Termination. In the event of the termination of this Agreement as provided in this Article V (i) this Agreement shall forthwith become null and void and (ii) there shall be no liability on the part of any party; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

ARTICLE VI    MISCELLANEOUS
6.1    Entire Agreement. This Agreement and the documents referred to herein, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
6.2    No Other Representations. Except for the representations and warranties expressly contained in this Agreement, none of the parties hereto has made or makes any other express or implied representation or warranty. Each party acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transaction contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the other parties hereto set forth in this Agreement; and (b) none of other parties hereto has made any representation or warranty, except as expressly set forth in this Agreement.
6.3    Notices. All notices and other communications provided for hereunder shall be made in writing by hand-delivery, facsimile, e-mail, or air courier guaranteeing overnight delivery:
if to Enstar, to:

Enstar Group Limited
Windsor Place, 3rd Floor, 22 Queen Street
Hamilton HM11, Bermuda
Attention: Paul O’Shea
Facsimile No.: (441) 296-0895
with a copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, PA 19103
Attention: Robert C. Juelke
Facsimile No.: (215) 988-2757

if to the Shareholders or HH Fund, at their respective addresses as set forth on the signature pages hereto.

6.4    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Enstar, each Shareholder and HH Fund or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of this Agreement.
6.6    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder is binding upon and inures to the benefit of any parties other than the parties hereto and their respective successors and permitted assigns, and there are no third party beneficiaries of this Agreement.  No party will assign this Agreement (or any portion hereof, or any rights or obligations hereunder) without the prior written consent of the other parties hereto.
6.7    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
6.8    Survival; Several Liability. The representations, warranties, covenants and other agreements contained herein shall survive the Closing for one year. Each Shareholder and HH Fund shall be responsible only for its own representations, warranties, covenants and agreements hereunder.
6.9    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.
6.10    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.11    Further Assurances. Each party shall execute and deliver such additional instruments, documents and other writings as may be reasonably requested by any other party, before or after the Closing, in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ENSTAR GROUP LIMITED

By: /s/ Paul O’Shea
Name: Paul O’Shea
Title: Director

KAYLARE HOLDINGS, LTD.

By: /s/ Paul Bohus
Name: Paul Bohus
Title: Director

Solely for purposes of consenting to
Section 4.3 hereof:

CAVELLO BAY REINSURANCE LIMITED

By: /s/ Duncan Scott
Name: Duncan Scott
Title: Director

HH KAYLARE HOLDINGS, LTD.

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Authorized signatory

HILLHOUSE FUND III, L.P.

By:	/s/ Cuifang (Tracy) Ma
Name: Cuifang (Tracy) Ma
Title: Authorized signatory

Address:    27 Hospital Road, George Town
Grand Cayman, Cayman Islands
KY1 9008
Attention: Adam Hornung (General Counsel)
Facsimile: +852 2179-1978
Email: AHornung@hillhousecap.com

Copies of notices to be sent to each of the following:

Suite 1608
One Exchange Square
8 Connaught Place
Central, Hong Kong
Attention: Adam Hornung (General Counsel)
Facsimile: +852 2179-1978
Email: AHornung@hillhousecap.com
Goodwin Procter,
28/F One Exchange Square,
8 Connaught Place, Central, Hong Kong
Attention: Yash Rana
Facsimile: +852 3014-0832
Email: YRana@goodwinlaw.com

TRIDENT V, L.P.
By: Stone Point Capital LLC, its manager

By:	/s/ Nicolas D. Zerbib
Name: Nicolas D. Zerbib
Title: Senior Principal

Address:    c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
Attention: Joshua Goldman
Facsimile: (203) 862-3145
Email: JGoldman@stonepoint.com

Federal Tax ID: 98-0613069

Copies of notices to be sent to:

c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
Attention: General Counsel
Facsimile: (203) 625-8357

TRIDENT V PARALLEL FUND, L.P.
By: Stone Point Capital LLC, its manager

By:	/s/ Nicolas D. Zerbib
Name: Nicolas D. Zerbib
Title: Senior Principal

Address:    c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
Attention: Joshua Goldman
Facsimile: (203) 862-3145
Email: JGoldman@stonepoint.com

Federal Tax ID: 98-0658572

Copies of notices to be sent to:

c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
Attention: General Counsel
Facsimile: (203) 625-8357

TRIDENT V PROFESSIONALS FUND, L.P.
By: Stone Point Capital LLC, its manager

By:	/s/ Nicolas D. Zerbib
Name: Nicolas D. Zerbib
Title: Senior Principal

Address:    c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
Attention: Joshua Goldman
Facsimile: (203) 862-3145
Email: JGoldman@stonepoint.com

Federal Tax ID: 98-0643188

Copies of notices to be sent to:

c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
Attention: General Counsel
Facsimile: (203) 625-8357

SOURIS PARTNERS, LLC

By:	/s/ Vincent J. Dowling Jr.
Name: Vincent J. Dowling Jr.
Title: Managing Member

Address:    190 Farmington Avenue
Farmington, Connecticut 06032
Attention: Vincent Dowling, Sr. or Caroline Klotz
Facsimile: (860) 676-8617
Email: VJ@Dowling.com
Caroline@Dowling.com

Federal Tax ID: 22-3607286

EXHIBIT A
Form of Stock Power

Transfer of a Share or Shares

KaylaRe Holdings Ltd.
(the “Company”)

FOR VALUE RECEIVED

We, [•], (the "Transferor") hereby sell, assign and transfer unto Enstar Group Limited (the "Transferee") of Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM 11, Bermuda, [•] common shares of the Company.

DATED this              day of                 , 2018

Signed by:                         In the presence of:

Transferor	Witness

Transferee	Witness

EXHIBIT B

Approvals from Applicable Regulators

1.	Belgium;

2.	Bermuda;

3.	Switzerland;

4.	the United Kingdom; and

5.	any other jurisdiction reasonably determined by Enstar or HH as requiring notice or approval of the Transaction.

SCHEDULE 1

Shareholder	KaylaRe Shares	Enstar Voting Ordinary Shares	Enstar Series E Non-Voting Ordinary Shares
HH KaylaRe Holdings, Ltd.	13,500,000	1,039,088	505,239
Trident V, L.P.	1,432,510	163,871	--
Trident V Parallel Fund, L.P.	1,004,640	114,925	--
Trident V Professionals Fund, L.P.	62,850	7,190	--
Souris Partners, LLC	100,000	11,439	--

_____________________________________________________________________________

Shareholder	HH Warrants	Enstar Voting Ordinary Shares	Enstar Series E Non-Voting Ordinary Shares
HH KaylaRe Holdings, Ltd.	1,444,689	165,265	--